EXHIBIT 99.1

healthcare solutions for a new generation SM

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The Quantum Group Executes First Medicaid Service Contract with HMO

WELLINGTON, Fla. (May 13, 2008) - The Quantum Group (AMEX: QGP) today announced that its subsidiary, Renaissance Health System of Florida, Inc., has expanded its relationship with one of its HMO partners in South Florida to include the use of its Community Health System. This expanded relationship will allow Renaissance to extend medical care to the HMO’s Medicaid patients.  The contract will initially cover South Florida, which has over 740,000 Medicaid beneficiaries.  Quantum expects to deploy a similar model in other areas and with additional payers going forward.

Noel J. Guillama, President and CEO of The Quantum Group commented, “When we set out to build the largest independent Community Health System in the State of Florida, we anticipated that we would one day expand to Medicaid and eventually to commercial/employer-based products.   With a well-established network of providers and a service area covering 26 counties, the time has come to expand our scope.”

Mr. Guillama added, “We designed this organization to be able to adapt to changes in a constantly shifting industry. Our goal is to bring innovation to everything we do and leverage this innovation and forward thinking to reduce the inefficiencies that are inherent in healthcare delivery systems, no matter who the payer is. After a year of preparation, we are ready for this expansion.”

About The Quantum Group, Inc.

The Quantum Group provides business process solutions, service chain management, strategic consulting and leading edge technology innovations to the healthcare industry.

Through our dynamic patient-centric architecture, we empower the communication that is critical for the coordination of care and take aim at the $600 billion inefficiency gap in the United States healthcare industry. We are guided by a mission to develop efficiencies, improve the quality of patient care and achieve cost reductions for the nation’s largest and fastest growing industry.

We have developed leading-edge technology with the creation and deployment of a series of innovative patent-pending initiatives.  Through 1,900+ healthcare providers and multiple insurance company relationships under management, we are positioned to be a catalyst for change to the Florida healthcare industry.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well physician clients as well as the Company’s ability to expand upon this first contract to other geographical areas and other payers in the future.    The Company does not undertake any obligation to publicly update any forward-looking statements.  There can be no assurance that the provisional patents discussed in this press release will be granted by the US Patent and Trademark Office, or, if they are granted, they will not be challenged by third parties, or if not that we will be able to effectively use or commercialize such patents and/or we may not have the resources to deploy such technology. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

PR Financial Marketing

Jim Blackman: 713-256-0369

jim@prfmonline.com

or

Danielle Amodio

Vice President Corporate Communications

The Quantum Group, Inc.

561.798.9800